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                                                                   EXHIBIT 10.36

                          NON-RECOURSE PROMISSORY NOTE


$220,884                                                        December 3, 2003

FOR VALUE RECEIVED, Robert A. Blair promises to pay to IPG Photonics Corporation, a Delaware corporation (the "Company"), or order, the principal sum of Two Hundred Twenty Thousand Dollars, Eight Hundred and Eighty Four Dollars ($220,884), together with simple interest on the unpaid principal hereof from the date hereof at the fixed rate of 1.68% per annum.

Interest only shall accrue and be payable in arrears on March 16, 2004 and on each anniversary date of the date thereof and any extension or renewal thereof.

All unpaid principal and accrued and unpaid interest shall become due and payable on March 17, 2005 or any extension or renewal thereof, or upon any sale of the shares securing this Note. Should the undersigned fail to make full payment of interest for a period of 30 days or more after the due date thereof or any extension or renewal thereof the entire unpaid principal balance of this Note and all accrued and unpaid interest thereon shall become immediately due at the option of the holder of this Note, subject to the limitations of this Note. Payments of principal and interest shall be made in lawful money of the United States of America.

The undersigned may at any time prepay all or any portion of the principal or interest owing without penalty.

This Note is secured by 240,000 shares of the Company's Common Stock pursuant to a Pledge Agreement between the Company and Robert A. Blair, dated the date hereof, and the holder shall have no recourse against the undersigned, and shall be required to proceed only against the collateral securing this Note in the event of default.

This Note is non-negotiable. The rights and benefits of this Note shall be non-assignable and nontransferable by either the Company or Robert A. Blair. This Note supersedes and replaces in its entirety the Non-recourse Promissory Note, dated March 17, 2000, executed and delivered by Robert A. Blair.

This Note shall not be modified, amended, extended, renewed nor shall any waiver be effective against either party unless such modification, amendment, extension, renewal or waiver shall be in writing and signed by both the Company and Robert A. Blair.


/s/ Robert A. Blair
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Robert A. Blair